EXHIBIT 21.0

                                  Subsidiaries

Registrant         West Essex Bancorp, Inc.
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                                       Percentage           Jurisdiction or
         Subsidiaries                  Ownership        State of Incorporation
----------------------------------     ----------      -------------------------

West Essex Bank                           100%               United States

West Essex Property Company               100%                 New Jersey

West Essex Insurance Agency, Inc.*        100%                 New Jersey

First Reserve Service Corp.*              100%                 New Jersey

Wessex Service Corporation*               100%                 New Jersey

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*     Wholly owned subsidiary of West Essex Bank.